WASTE CONNECTIONS REPORTS THIRD QUARTER 2019 RESULTS

-	Revenue of $1.412 billion, up 10.3%
-	Reports 6.1% price + volume growth, exceeding outlook
-	Net income attributable to Waste Connections of $159.1 million, or $0.60 per share
-	Adjusted net income attributable to Waste Connections* of $192.9 million, or $0.73 per share
-	Adjusted EBITDA* of $443.6 million, or 31.4% of revenue
-	YTD net cash provided by operating activities of $1.185 billion
-	YTD adjusted free cash flow* of $762.9 million, or 18.9% of revenue, up 12.9%
-	Increases regular quarterly cash dividend by 15.6%

TORONTO, ONTARIO, October 28, 2019 - Waste Connections, Inc. (TSX/NYSE: WCN) (“Waste Connections” or the “Company”) today announced its results for the third quarter of 2019.

“Strong organic growth in solid waste and a sequential increase in E&P waste activity enabled us to deliver better than expected results in the period.  Continued price-led solid waste growth and a slight pull-forward of special waste activity drove underlying margin expansion in solid waste collection, transfer and disposal of an estimated 60 basis points in the quarter.  More importantly, adjusted free cash flow* of $763 million year-to-date, or 18.9% of revenue and up almost 13% year-over-year, puts us firmly on track to meet or exceed the adjusted free cash flow outlook for the full year that we communicated in July,” said Worthing F. Jackman, President and Chief Executive Officer.

Mr. Jackman added, “Our strong operating performance, free cash flow growth and balance sheet strength positioned us for another double-digit percentage increase in our quarterly cash dividend, while maintaining tremendous financial flexibility.  We remain well-positioned to fund expected above average acquisition activity in the near term and increased return of capital to shareholders over the long term.  Relatively consistent solid waste organic growth plus the contribution from acquisitions closed year-to-date already sets us up for overall revenue growth in the mid to high single digits and underlying margin expansion in solid waste collection, transfer and disposal in the upcoming year, with additional acquisitions and any potential improvement in commodity-related activities providing further growth.”

Q3 2019 Results

Revenue in the third quarter totaled $1.412  billion, up from $1.281 billion in the year ago period.  Operating income was $236.6 million, which included $12.9 million in impairments and other operating items primarily related to the Company’s termination of an E&P landfill development project in the Bakken, and $1.0 million in acquisition-related costs.  This compares to operating income of $232.9 million in the third quarter of 2018, which included $6.9 million in fair value accounting changes associated with certain equity awards, and $0.7 million in integration and acquisition-related costs, partially offset by a $2.0 million gain in impairments and other items primarily related to the divestiture of certain assets acquired in the Progressive Waste acquisition.

Net income attributable to Waste Connections in the third quarter was $159.1 million, or $0.60 per share on a diluted basis of 264.6 million shares.  In the year ago period, the Company reported net income attributable to Waste Connections of $150.8 million, or $0.57 per share on a diluted basis of 264.4 million shares.

* A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule

Adjusted net income attributable to Waste Connections* in the third quarter was $192.9 million, or $0.73 per diluted share, versus $181.9 million, or $0.69 per diluted share, in the prior year period.  Adjusted EBITDA* in the third quarter was $443.6 million, as compared to adjusted EBITDA* of $416.8 million in the prior year period.  Adjusted net income attributable to Waste Connections, adjusted net income attributable to Waste Connections per diluted share and adjusted EBITDA, all non-GAAP measures, primarily exclude acquisition-related items, as reflected in the detailed reconciliations in the attached tables.

Nine Months Year to Date Results

For the nine months ended September 30, 2019, revenue was $4.027 billion, as compared to revenue of $3.661 billion in the year ago period.  Operating income, which included $44.7 million in impairment and other items related primarily to the Company’s termination of an E&P landfill development project in the Bakken, the termination of certain contracts, and other acquisition-related costs,  was $643.6 million, compared to $632.3 million for the same period in 2018, which included $23.9 million of expenses primarily related to fair value accounting changes to certain equity awards, impairments and other items related to the termination of certain contracts and other acquisition-related costs.

Net income attributable to Waste Connections for the nine months ended September 30, 2019, was $433.6 million, or $1.64 per share on a diluted basis of 264.5 million shares.  In the year ago period, the Company reported net income attributable to Waste Connections of $414.4 million, or $1.57 per share on a diluted basis of 264.4 million shares.

Adjusted net income attributable to Waste Connections* for the nine months ended September 30, 2019, was $538.1 million, or $2.03 per diluted share, compared to $501.1 million, or $1.90 per diluted share, in the year ago period. Adjusted EBITDA* for the nine months ended September 30, 2019, was $1.255  billion, as compared to $1.169 billion in the prior year period.

Q3 2019 Earnings Conference Call

Waste Connections will be hosting a conference call related to third quarter earnings on October 29th at 8:30 A.M. Eastern Time.  To access the call, listeners should dial 800-734-8582 (within North America) or 212-231-2922 (international) approximately 10 minutes prior to the scheduled start time and ask the operator for the Waste Connections conference call (a passcode is not required).  A replay of the conference call will be available until November 5, 2019 by calling 800-633-8284 (within North America) or 402-977-9140 (international) and entering Passcode # 21930467.  The call will be broadcast live over the Internet through a link on the Company’s website at www.wasteconnections.com.  A playback of the call will be available on the Company’s website.

Waste Connections will be filing a Form 8-K on EDGAR and on SEDAR (as an "Other" document) prior to markets opening on October 29th, providing the Company's fourth quarter 2019 outlook for revenue, core price plus volume growth for solid waste and adjusted EBITDA*.

* A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule

About Waste Connections

Waste Connections is an integrated solid waste services company that provides non-hazardous waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets in the United States and Canada.  Through its R360 Environmental Solutions subsidiary, Waste Connections is also a leading provider of non-hazardous oilfield waste treatment, recovery and disposal services in several of the most active natural resource producing areas in the United States, including the Permian, Bakken and Eagle Ford Basins.  Waste Connections serves more than seven million residential, commercial, industrial, and exploration and production customers in 42 states in the U.S., and six provinces in Canada.  The Company also provides intermodal services for the rail haul movement of cargo and solid waste containers in the Pacific Northwest.

For more information, visit the Waste Connections web site at www.wasteconnections.com.  Copies of financial literature, including this release, are available on the Waste Connections website or through contacting us directly at (905) 532-7510.  Investors can also obtain these materials and other documents filed with the U.S. Securities and Exchange Commission (“SEC”) and the Canadian securities regulators free of charge at the SEC’s website, www.sec.gov, and at the System for Electronic Document Analysis and Retrieval maintained by the Canadian Securities Administrators at www.sedar.com.

Safe Harbor and Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 (“PSLRA”), including “forward-looking information” within the meaning of applicable Canadian securities laws. These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections’ current beliefs and expectations regarding future events and operating performance. These forward-looking statements are often identified by the words “may,” “might,” “believes,” “thinks,” “expects,” ”estimate,” “continue,” “intends” or other words of similar meaning. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements about expected 2019 and 2020 financial results, outlook and related assumptions, adjusted free cash flow, capital expenditures, potential acquisition activity and return of capital to shareholders. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, but are not limited to, risk factors detailed from time to time in the Company’s filings with the SEC and the securities commissions or similar regulatory authorities in Canada.  You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release.  Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

– financial tables attached –

CONTACT:

Mary Anne Whitney / (832) 442-2253

maryannew@wasteconnections.com

Waste Connections, Inc.

CONDENSED Consolidated Statements of NET INCOME

THRee AND NINE months ended September 30, 2018 and 2019

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2018	2019	2018	2019

Revenues	$1,281,110	$1,412,444	$3,661,209	$4,026,719
Operating expenses:
Cost of operations	736,122	835,098	2,120,947	2,384,607
Selling, general and administrative	139,014	137,883	398,582	410,132
Depreciation	148,232	157,994	423,866	461,616
Amortization of intangibles	26,871	31,934	79,444	93,821
Impairments and other operating items	(1,998)	12,935	6,106	32,949
Operating income	232,869	236,600	632,264	643,594

Interest expense	(32,078)	(36,780)	(96,874)	(111,313)
Interest income	1,467	2,056	3,677	7,186
Other income (expense), net	600	(19)	2,053	4,562
Income before income tax provision	202,858	201,857	541,120	544,029

Income tax provision	(52,092)	(42,783)	(126,509)	(110,539)
Net income	150,766	159,074	414,611	433,490
Plus (Less): Net loss (income) attributable to noncontrolling interests	77	35	(218)	89
Net income attributable to Waste Connections	$150,843	$159,109	$414,393	$433,579

Earnings per common share attributable to Waste Connections’ common shareholders:
Basic	$0.57	$0.60	$1.57	$1.64

Diluted	$0.57	$0.60	$1.57	$1.64

Shares used in the per share calculations:
Basic	263,628,838	263,853,681	263,657,274	263,768,258
Diluted	264,394,757	264,587,456	264,376,320	264,473,345

Cash dividends per common share	$0.14	$0.16	$0.42	$0.48

Waste Connections, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	December 31, 2018	September 30, 2019
ASSETS
Current assets:
Cash and equivalents	$319,305	$303,778
Accounts receivable, net of allowance for doubtful accounts of $16,760 and $15,369 at December 31, 2018 and September 30, 2019, respectively	609,545	676,676
Prepaid expenses and other current assets	164,053	124,836
Total current assets	1,092,903	1,105,290
Restricted cash	84,661	92,050
Restricted investments	47,486	50,602
Property and equipment, net	5,168,996	5,375,166
Operating lease right-of-use assets	-	189,697
Goodwill	5,031,685	5,297,556
Intangible assets, net	1,128,628	1,097,036
Other assets, net	72,970	62,838
Total assets	$12,627,329	$13,270,235
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$359,967	$428,492
Book overdraft	18,518	20,429
Accrued liabilities	289,544	299,139
Current portion of operating lease liabilities	-	30,162
Current portion of contingent consideration	11,612	12,393
Deferred revenue	179,282	200,677
Current portion of long-term debt and notes payable	1,786	502
Total current liabilities	860,709	991,794

Long-term portion of debt and notes payable	4,153,465	4,039,405
Long-term portion of operating lease liabilities	-	166,347
Long-term portion of contingent consideration	43,003	44,561
Deferred income taxes	760,033	800,223
Other long-term liabilities	349,931	431,565
Total liabilities	6,167,141	6,473,895
Commitments and contingencies
Equity:
Common shares: 263,271,302 shares issued and 263,141,413 shares outstanding at December 31, 2018; 263,697,618 shares issued and 263,616,104 shares outstanding at September 30, 2019	4,131,307	4,135,343
Additional paid-in capital	133,577	147,188
Accumulated other comprehensive loss	(74,786)	(61,228)
Treasury shares: 129,889 and 81,514 shares at December 31, 2018 and September 30, 2019, respectively	-	-
Retained earnings	2,264,510	2,569,663
Total Waste Connections’ equity	6,454,608	6,790,966
Noncontrolling interest in subsidiaries	5,580	5,374
Total equity	6,460,188	6,796,340
	$12,627,329	$13,270,235

Waste Connections, Inc.

Condensed Consolidated Statements of Cash Flows

NINE months ended SEPTEMBER  30, 2018 and 2019

(Unaudited)

(in thousands of U.S. dollars)

	Nine months ended September 30,
	2018	2019
Cash flows from operating activities:
Net income	$414,611	$433,490
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of assets and impairments	6,852	31,852
Depreciation	423,866	461,616
Amortization of intangibles	79,444	93,821
Amortization of leases	-	17,661
Deferred income taxes, net of acquisitions	45,765	41,481
Amortization of debt issuance costs	3,087	3,708
Share-based compensation	35,434	35,510
Interest accretion	11,135	12,283
Payment of contingent consideration recorded in earnings	(11)	-
Adjustments to contingent consideration	349	1,466
Other	180	(1,316)
Net change in operating assets and liabilities, net of acquisitions	17,080	53,858
Net cash provided by operating activities	1,037,792	1,185,430

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(500,064)	(420,392)
Capital expenditures for property and equipment	(373,512)	(433,526)
Capital expenditure for purchase of greenfield landfill site	-	(31,683)
Proceeds from disposal of assets	3,698	2,626
Change in restricted investments, net of interest income	-	(2,171)
Other	(568)	(526)
Net cash used in investing activities	(870,446)	(885,672)

Cash flows from financing activities:
Proceeds from long-term debt	165,737	1,021,795
Principal payments on notes payable and long-term debt	(387,700)	(1,184,165)
Payment of contingent consideration recorded at acquisition date	(5,459)	(1,621)
Change in book overdraft	(243)	1,911
Payments for repurchase of common shares	(42,040)	-
Payments for cash dividends	(110,447)	(126,348)
Tax withholdings related to net share settlements of equity-based compensation	(14,976)	(17,592)
Debt issuance costs	(2,839)	(5,938)
Proceeds from sale of common shares held in trust	2,381	4,036
Other	(103)	(117)
Net cash used in financing activities	(395,689)	(308,039)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(528)	143
Net decrease in cash, cash equivalents and restricted cash	(228,871)	(8,138)
Cash, cash equivalents and restricted cash at beginning of period	556,467	403,966
Plus: change in cash held for sale	192	-
Cash, cash equivalents and restricted cash at end of period	$327,788	$395,828

ADDITIONAL STATISTICS

(in thousands of U.S. dollars, except where noted)

Solid Waste Internal Growth:  The following table reflects a breakdown of the components of our solid waste internal growth for the three months ended September 30, 2019:

	U.S.	Canada	Total
Core Price	4.8%	6.6%	5.1%
Surcharges	0.0%	0.4%	0.1%
Volume	1.0%	0.0%	0.9%
Recycling	(0.8%)	(1.2%)	(0.8%)
Foreign Exchange Impact	-	(1.0%)	(0.2%)
Total	5.0%	4.8%	5.1%

Revenue Breakdown: The following table reflects a breakdown of our revenue for the three month periods ended September 30, 2018 and 2019:

	Three months ended September 30, 2018
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$871,700	$(2,419)	$869,281	67.9%
Solid Waste Disposal and Transfer	473,906	(182,617)	291,289	22.7%
Solid Waste Recycling	23,370	(989)	22,381	1.7%
E&P Waste Treatment, Recovery and Disposal	68,049	(3,256)	64,793	5.1%
Intermodal and Other	34,261	(895)	33,366	2.6%
Total	$1,471,286	$(190,176)	$1,281,110	100.0%

	Three months ended September 30, 2019
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$990,790	$(2,532)	$988,258	70.0%
Solid Waste Disposal and Transfer	520,218	(202,554)	317,664	22.5%
Solid Waste Recycling	14,142	(394)	13,748	1.0%
E&P Waste Treatment, Recovery and Disposal	70,874	(4,466)	66,408	4.7%
Intermodal and Other	26,520	(154)	26,366	1.8%
Total	$1,622,544	$(210,100)	$1,412,444	100.0%

Contribution from Acquisitions: The following table reflects revenues from acquisitions, net of divestitures, for the three month periods ended September 30, 2018 and 2019:

	Three months ended September 30,
	2018	2019
Acquisitions, net	$48,156	$77,092

ADDITIONAL STATISTICS (continued)

(in thousands of U.S. dollars, except where noted)

Other Cash Flow Items: The following table reflects cash interest and cash taxes for the three and nine month periods ended September 30, 2018 and 2019:

	Three months ended September 30,		Nine months ended September 30,
	2018	2019	2018	2019
Cash Interest Paid	$22,556	$17,358	$85,042	$85,616
Cash Taxes Paid	10,509	21,428	33,362	41,960

Debt to Book Capitalization as of September 30, 2019:  37%

Internalization for the three months ended September 30, 2019:    55%

Days Sales Outstanding for the three months ended September 30, 2019:    44 (31 net of deferred revenue)

Share Information for the three months ended September 30, 2019:

Basic shares outstanding	263,853,681
Dilutive effect of equity-based awards	733,775
Diluted shares outstanding	264,587,456

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry.  Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations.  Waste Connections defines adjusted EBITDA as net income attributable to Waste Connections, plus or minus net income (loss)  attributable to noncontrolling interests, plus income tax provision, plus interest expense, less interest income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on impairments and other operating items, plus other expense, less other income.  Waste Connections further adjusts this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of its business.  This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures.  Other companies may calculate adjusted EBITDA differently.

	Three months ended September 30,		Nine months ended September 30,
	2018	2019	2018	2019
Net income attributable to Waste Connections	$150,843	$159,109	$414,393	$433,579
Plus (Less): Net income (loss) attributable to noncontrolling interests	(77)	(35)	218	(89)
Plus: Income tax provision	52,092	42,783	126,509	110,539
Plus: Interest expense	32,078	36,780	96,874	111,313
Less: Interest income	(1,467)	(2,056)	(3,677)	(7,186)
Plus: Depreciation and amortization	175,103	189,928	503,310	555,437
Plus: Closure and post-closure accretion	3,253	3,649	9,749	10,821
Plus (Less): Impairments and other operating items	(1,998)	12,935	6,106	32,949
Plus/(Less): Other expense (income), net	(600)	19	(2,053)	(4,562)
Adjustments:
Plus: Transaction-related expenses (a)	323	1,036	4,907	8,057
Plus: Fair value changes to equity awards (b)	6,880	(589)	10,101	3,693
Plus: Integration-related and other expenses (c)	379	-	2,795	-
Adjusted EBITDA	$416,809	$443,559	$1,169,232	$1,254,551

As % of revenues	32.5%	31.4%	31.9%	31.2%

(a)	Reflects the addback of acquisition-related transaction costs.
(b)	Reflects fair value accounting changes associated with certain equity awards.
(c)	Reflects the addback of integration-related items, including rebranding costs, associated with the Progressive Waste acquisition.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted Free Cash Flow:

Adjusted free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry.  Management uses adjusted free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations.  Waste Connections defines adjusted free cash flow as net cash provided by operating activities, plus or minus change in book overdraft, plus proceeds from disposal of assets, less capital expenditures for property and equipment and distributions to noncontrolling interests.  Waste Connections further adjusts this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of its business.  This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures.  Other companies may calculate adjusted free cash flow differently.

	Three months ended September 30,		Nine months ended September 30,
	2018	2019	2018	2019
Net cash provided by operating activities	$372,862	$432,383	$1,037,792	$1,185,430
Plus/(Less): Change in book overdraft	888	2,445	(243)	1,911
Plus: Proceeds from disposal of assets	1,624	1,428	3,698	2,626
Less: Capital expenditures for property and equipment	(171,800)	(179,736)	(373,512)	(433,526)
Less: Distributions to noncontrolling interests	-	-	(103)	(117)
Adjustments:
Payment of contingent consideration recorded in earnings (a)	-	-	11	-
Cash received for divestitures (b)	(1,250)	-	(1,250)	(2,376)
Transaction-related expenses (c)	323	1,036	4,907	8,057
Integration-related and other expenses (d)	379	-	2,794	-
Pre-existing Progressive Waste share-based grants (e)	309	1,935	5,219	4,306
Tax effect (f)	(330)	(464)	(3,609)	(3,375)
Adjusted free cash flow	$203,005	$259,027	$675,704	$762,936

As % of revenues	15.8%	18.3%	18.5%	18.9%

(a)

Reflects the addback of acquisition-related payments for contingent consideration that were recorded as expenses in earnings and as a component of cash flows from operating activities as the amounts paid exceeded the fair value of the contingent consideration recorded at the acquisition date.

(b)	Reflects the elimination of cash received in conjunction with the divestiture of certain Progressive Waste operations.
(c)	Reflects the addback of acquisition-related transaction costs.
(d)	Reflects the addback of integration-related items, including rebranding costs, associated with the Progressive Waste acquisition.
(e)	Reflects the cash settlement of pre-existing Progressive Waste share-based awards during the period.
(f)	The aggregate tax effect of footnotes (a) through (e) is calculated based on the applied tax rates for the respective periods.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except per share amounts)

Reconciliation of Adjusted Net Income attributable to Waste Connections and Adjusted Net Income per Diluted Share attributable to Waste Connections:

Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry.  Management uses adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations.  Waste Connections provides adjusted net income attributable to Waste Connections to exclude the effects of items management believes impact the comparability of operating results between periods.  Adjusted net income attributable to Waste Connections has limitations due to the fact that it excludes items that have an impact on the Company’s financial condition and results of operations.  Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections are not a substitute for, and should be used in conjunction with, GAAP financial measures.  Other companies may calculate these non-GAAP financial measures differently.

	Three months ended September 30,		Nine months ended September 30,
	2018	2019	2018	2019
Reported net income attributable to Waste Connections	$150,843	$159,109	$414,393	$433,579
Adjustments:
Amortization of intangibles (a)	26,871	31,934	79,444	93,821
Impairments and other operating items (b)	(1,998)	12,935	6,106	32,949
Transaction-related expenses (c)	323	1,036	4,907	8,057
Fair value changes to equity awards (d)	6,880	(589)	10,101	3,693
Integration-related and other expenses (e)	379	-	2,795	-
Tax effect (f)	(8,006)	(11,486)	(25,783)	(33,955)
Tax items (g)	6,578	-	9,093	-
Adjusted net income attributable to Waste Connections	$181,870	$192,939	$501,056	$538,144
Diluted earnings per common share attributable to Waste Connections’ common shareholders:
Reported net income	$0.57	$0.60	$1.57	$1.64
Adjusted net income	$0.69	$0.73	$1.90	$2.03

(a)	Reflects the elimination of the non-cash amortization of acquisition-related intangible assets.
(b)	Reflects the addback of impairments and other operating items.
(c)	Reflects the addback of acquisition-related transaction costs.
(d)	Reflects fair value accounting changes associated with certain equity awards.
(e)	Reflects the addback of integration-related items, including rebranding costs, associated with the Progressive Waste acquisition.
(f)	The aggregate tax effect of the adjustments in footnotes (a) through (e) is calculated based on the applied tax rates for the respective periods.
(g)

Primarily reflects refinements to the estimates, as provided by Staff Accounting Bulletin No. 118, of the impact of a portion of the Company’s U.S. earnings no longer permanently reinvested in conjunction with the Tax Act.